EXHIBIT 32.1

HERBST GAMING, INC.

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2004

In connection with the Quarterly Report of Herbst Gaming, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), We, Edward J. Herbst, Chief Executive Officer, President and Chairman of the Company, and Mary E. Higgins, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Edward J. Herbst	Dated:	November 12, 2004
Edward J. Herbst
Title:	Chief Executive Officer, President
and Chairman

By:	/s/ Mary E. Higgins	Dated:	November 12, 2004
Mary E. Higgins
Title:	Chief Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.